Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 8D (New Jersey, New York and North Carolina Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-38157 of our opinion dated February 13, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 6, 1996